Exhibit 10.23

AMENDMENT NO. 1 TO THE

BLOCKBUSTER INC.

AMENDED AND RESTATED SENIOR EXECUTIVE SHORT-TERM INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Blockbuster Inc. Amended and Restated Senior Executive Short-Term Incentive Plan (the “Plan”), is dated as of March 8, 2005.

1.     The Plan is hereby amended and restated as follows:

The name of the Plan is changed to the “Blockbuster Inc. Senior Executive Annual Performance Bonus Plan” and all references throughout the Plan to the “Blockbuster Inc. Amended and Restated Senior Executive Short-Term Incentive Plan” are removed and replaced with “Blockbuster Inc. Senior Executive Annual Performance Bonus Plan.”

2.     Except as expressly provided in this Amendment, the Plan is not amended, modified or altered in any manner and remains in full force and effect.

3.     This Amendment was adopted by the Board of Directors of Blockbuster Inc. and became effective on March 8, 2005.